SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

February 23, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620











ITEM 5.  OTHER MATERIAL EVENTS




E & J Properties, Ltd, a California Limited Partnership, has signed a non-binding letter of intent to sell approximately 1,850 acres of its real estate holdings in Sacramento County, California to AKT

Development Corporation, a California corporation. The President of AKT Development Corporation is

Angelo K. Tsakopoulos. Under the terms of the Letter of Intent, neither party will be bound unless and until a mutually satisfactory Purchase and Sale Agreement has been executed by both Buyer and Seller.

The parties are currently negotiating the terms and conditions of the Purchase and Sale Agreement. The purchase price set forth in the Letter of Intent is $12,825,000.00.





SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.



Date: February 23, 1998


E & J PROPERTIES, LTD.
a California Limited Partnership



By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner